                                                                   Exhibit 10(s)
_______________________________________________________________________________
_______________________________________________________________________________









                         THREE YEAR COMPETITIVE ADVANCE
                    AND REVOLVING CREDIT FACILITY AGREEMENT



                           Dated as of August 5, 1994



                                     among



                       WESTINGHOUSE ELECTRIC CORPORATION,
                                  as Borrower,





                     THE CO-AGENTS AND LENDERS NAMED HEREIN

                                      and

                                 CHEMICAL BANK,
                            as Administrative Agent




_______________________________________________________________________________
_______________________________________________________________________________

                                                    TABLE OF CONTENTS

Article        Section                                                                                  Page
- -------        -------                                                                                  ----
      I.       DEFINITIONS

               1.01       Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
               1.02       Terms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

     II.       THE CREDITS

               2.01       Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               2.02       Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               2.03       Competitive Bid Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               2.04       Standby Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . . . . .  19
               2.05       Refinancings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               2.06       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               2.07       Repayment of Loans; Evidence of Debt  . . . . . . . . . . . . . . . . . . . . .  21
               2.08       Interest on Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
               2.09       Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
               2.10       Alternate Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
               2.11       Termination and Reduction of
                            Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               2.12       Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               2.13       Reserve Requirements;
                            Change in Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               2.14       Change in Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
               2.15       Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
               2.16       Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               2.17       Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               2.18       Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               2.19       Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               2.20       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               2.21       Termination or Assignment of
                            Commitments Under Certain
                            Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
               2.22       Swingline Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

    III.       REPRESENTATIONS AND WARRANTIES

               3.01       Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
               3.02       Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
               3.03       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               3.04       No Breach   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               3.05       Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               3.06       Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               3.07       Use of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               3.08       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               3.09       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                                                                                Contents, p.2


               3.10       Investment Company Act  . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  35
               3.11       Public Utility Holding Company Act  . .  . . . . . . . . . . . . . . . . . . . .  35
               3.12       Hazardous Materials   . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  35
               3.13       Material Subsidiaries, Etc.   . . . . .  . . . . . . . . . . . . . . . . . . . .  35
               3.14       No Material Misstatements   . . . . . .  . . . . . . . . . . . . . . . . . . . .  35

     IV.       CONDITIONS OF EFFECTIVENESS AND LENDING

               4.01       Initial Credit Event  . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  36
               4.02       All Credit Events   . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  37

      V.       COVENANTS

               5.01       Financial Statements  . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  37
               5.02       Litigation  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  39
               5.03       Corporate Existence, Etc.   . . . . . .  . . . . . . . . . . . . . . . . . . . .  39
               5.04       Insurance   . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  39
               5.05       Prohibition of Fundamental Changes  . .  . . . . . . . . . . . . . . . . . . . .  40
               5.06       Limitation on Liens   . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  40
               5.07       Consolidated Leverage Ratio   . . . . .  . . . . . . . . . . . . . . . . . . . .  42
               5.08       Consolidated Coverage Ratio   . . . . .  . . . . . . . . . . . . . . . . . . . .  42
               5.09       Minimum Consolidated
                            Net Worth   . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  42
               5.10       Transactions with Affiliates  . . . . .  . . . . . . . . . . . . . . . . . . . .  43
               5.11       Use of Proceeds   . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  43
               5.12       Fiscal Year   . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  43

     VI.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  43

    VII.       THE AGENTS   . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  45

   VIII.       MISCELLANEOUS

               8.01       Notices   . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  47
               8.02       Survival of Agreement   . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  48
               8.03       Binding Effect  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  48
               8.04       Successors and Assigns  . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  48
               8.05       Expenses; Indemnity   . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  50
               8.06       Right of Setoff   . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  51
               8.07       Applicable Law  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  51
               8.08       Waivers; Amendment  . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  51
               8.09       Interest Rate Limitation  . . . . . . .  . . . . . . . . . . . . . . . . . . . .  52
               8.10       Entire Agreement  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  52
               8.11       Waiver of Jury Trial  . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  52
               8.12       Severability  . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  52
               8.13       Counterparts  . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  53
               8.14       Headings  . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  53
               8.15       Jurisdiction; Consent to Service
                            of Process  . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  53
               8.16       Issuing Banks . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  53


                                                                                        Contents, p.3



               8.17       Designated Bidders  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
               8.18       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
               8.19       Termination of Existing Credit Agreement  . . . . . . . . . . . . . . .  54


Exhibit A-1    Form of Competitive Bid Request
Exhibit A-2    Form of Notice of Competitive Bid Request
Exhibit A-3    Form of Competitive Bid
Exhibit A-4    Form of Competitive Bid Accept/Reject Letter
Exhibit A-5    Form of Standby Borrowing Request
Exhibit B      Administrative Questionnaire
Exhibit C      Form of Assignment and Acceptance
Exhibit D      Form of Confidentiality Agreement
Exhibit E      Form of Designation Agreement
Exhibit F      Form of Opinion of Counsel
Exhibit G      Form of Swingline Borrowing Request

Schedule 1.01  Existing Letters of Credit
Schedule 2.01  Commitments
Schedule 3.13  Subsidiaries





                                  THREE YEAR COMPETITIVE ADVANCE AND REVOLVING
                          CREDIT FACILITY AGREEMENT entered into as of August 5, 1994 (this "AGREEMENT"), among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (the "BORROWER"); the lenders whose names appear on the signature pages hereto or who subsequently become parties hereto as provided herein (the "LENDERS"); ABN AMRO Bank N.V., Bank of Montreal, The Bank of New York, The Bank of Nova Scotia, Barclays Bank PLC, Citibank, N.A., Continental Bank, Credit Lyonnais New York Branch, Credit Suisse, The Dai-Ichi Kangyo Bank, Ltd., Deutsche Bank AG New York Branch and/or Cayman Islands Branch, The First National Bank of Chicago, The Fuji Bank, Limited, New York Branch, The Industrial Bank of Japan, Limited, New York Branch, LTCB Trust Company, Mellon Bank, N.A., The Mitsubishi Bank, Limited--New York Branch, The Mitsubishi Trust and Banking Corporation, Morgan Guaranty Trust Company of New York, NationsBank N.C., N.A., PNC Bank, National Association, Sanwa Bank Limited, Societe Generale, The Sumitomo Bank, Limited, The Toronto-Dominion Bank and Union Bank of Switzerland (collectively, the "CO-AGENTS"); and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"; the Administrative Agent and the Co-Agents being collectively called the "AGENTS").


         The Borrower has requested the Lenders, subject to the conditions set forth herein, (a) to extend credit in order to enable it to borrow on a revolving credit basis on and after the date hereof and prior to the Maturity Date (as herein defined) a principal amount not in excess of $2,000,000,000 at any time outstanding minus the Aggregate LC Exposure (as herein defined) and
(b) to provide a procedure pursuant to which it may invite the Lenders to bid on an uncommitted basis on short-term borrowings by it. The proceeds of such borrowings are to be used, together with the proceeds of borrowings under the Facility A Credit Agreement (as defined herein), to repay in full amounts outstanding under the Existing Credit Agreement (as defined herein), to provide working capital and for other general corporate purposes. The Borrower has further requested the Lenders to provide for the issuance of Letters of Credit (as herein defined) in an aggregate face amount at any time not to exceed the lesser of the then Total Commitment (as defined herein) and $1,000,000,000. The Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions herein set forth.

         Accordingly, the Borrower, the Lenders and the Agents agree as follows:


ARTICLE I. DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Standby Loan or Swingline Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ADJUSTED CASH AND CASH EQUIVALENTS" shall mean, with respect to the Borrower and its Consolidated Subsidiaries, (a) all cash and Cash Equivalents of such entities (other than any cash and Cash Equivalents of such entities which are subject to Liens securing obligations of such entities or of other persons), carried at no greater than the fair market value thereof, minus (b) the sum of (i) the estimated taxes that would be payable by such entities in the event cash and Cash Equivalents held by the Borrower or any of its Consolidated Subsidiaries in Puerto Rico were transferred to deposit accounts of the Borrower in the continental United States and (ii) $75,000,000.

         "ADJUSTED CD RATE" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "FIXED CD RATE" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to each Reference Bank on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of such Reference Bank in a principal amount approximately equal to such Reference Bank's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

         "ADJUSTED CONSOLIDATED NET WORTH" shall mean, at any time, (a) Consolidated Net Worth at such time plus (b) the amount of any reduction in such Consolidated Net Worth to reflect all non-cash charges (including those related to restructuring, litigation and loss on the sale of business), all net of tax effects and computed and consolidated in accordance with GAAP.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

         "AFFILIATE" shall mean, as to the Borrower, any person which directly or indirectly controls, is under common control with or is controlled by the Borrower. As used in this definition, "CONTROL" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other person (other than as a limited partner of such other person) will be deemed to control such corporation or other person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of the Borrower solely by reason of his or her being an officer, director or employee of the Borrower or any of its Subsidiaries, (ii) the Borrower and its Subsidiaries shall not be deemed to be Affiliates of each other and (iii) no person of which the Borrower or any of its Subsidiaries acquires or has acquired control in connection with or as a consequence of any debt or equity financing provided to such person in the ordinary course of business of WFSI, any of its Subsidiaries, Financial Services or WCI shall be deemed an Affiliate of the Borrower.

         "AGENT FEES" shall have the meaning assigned to such term in Section 2.06(c).

         "AGGREGATE LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus
(b) the aggregate amount which has been drawn under Letters of Credit but for which the applicable Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Lender serving as Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "FEDERAL

FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE FACILITY FEE PERCENTAGE" shall mean on any date the applicable percentage set forth below based upon the ratings applicable on such date to the Borrower's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money ("INDEX DEBT"):


                                                   PERCENTAGE
                                                   ----------
         CATEGORY 1                                .125%
         ----------

           Rating
           ------
           A- or higher by S&P
           A3 or higher by Moody's
           A- or higher by Fitch


         CATEGORY 2                                .150%
         ----------

           Rating
           ------
           BBB+ by S&P
           Baa1 by Moody's
           BBB+ by Fitch


         CATEGORY 3                                .200%
         ----------

           Rating
           ------
           BBB by S&P
           Baa2 by Moody's
           BBB by Fitch


         CATEGORY 4                                .250%
         ----------

           Rating
           ------
           BBB- by S&P
           Baa3 by Moody's
           BBB- by Fitch

                                                                           4


         CATEGORY 5                                .375%
         ----------

           Rating
           ------
           BB+ or lower by S&P
           Ba1 or lower by Moody's
           BB+ or lower by Fitch


For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody's, S&P and Fitch shall fall within different Categories, the rating (or one of the ratings) in the numerically highest Category shall be disregarded, and if the remaining two ratings shall fall within different Categories, both of such ratings shall be deemed to fall within the numerically higher of such Categories; (ii) if Moody's, S&P or Fitch shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt of Ba1, BB+ or BB+, respectively; and (iii) if any rating established or deemed to have been established by Moody's, S&P or Fitch shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

         "APPLICABLE MARGIN" shall mean on any date, with respect to the Loans comprising any Eurodollar Borrowing or CD Borrowing, as the case may be, the applicable spread set forth below based upon the ratings applicable on such date to the Index Debt:

                                           EURODOLLAR        CD LOAN
                                           LOAN SPREAD       SPREAD
                                           -----------       -------

CATEGORY 1                                 .250%             .375%
- ----------

         Rating
         ------
         A- or higher by S&P
         A3 or higher by Moody's
         A- or higher by Fitch


CATEGORY 2                                 .350%             .475%
- ----------

         Rating
         ------
         BBB+ by S&P
         Baa1 by Moody's
         BBB+ by Fitch






CATEGORY 3                                 .425%                    .550%
- ----------

         Rating
         ------
         BBB by S&P
         Baa2 by Moody's
         BBB by Fitch


CATEGORY 4                                 .500%                    .625%
- ----------

         Rating
         ------
         BBB- by S&P
         Baa3 by Moody's
         BBB- by Fitch


CATEGORY 5                                 .625%                    .750%
- ----------

         Rating
         ------
         BB+ or lower by S&P
         Ba1 or lower by Moody's
         BB+ or lower by Fitch


For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody's, S&P and Fitch shall fall within different Categories, the rating (or one of the ratings) in the numerically highest Category shall be disregarded, and if the remaining two ratings shall fall within different Categories, both of such ratings shall be deemed to fall within the numerically higher of such Categories; (ii) if Moody's, S&P or Fitch shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt of Ba1, BB+ or BB+, respectively; and (iii) if any rating established or deemed to have been established by Moody's, S&P or Fitch shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

         "APPLICABLE PERCENTAGE" of any Lender at any time shall mean the percentage of the aggregate Standby Commitments (or, following any termination of all the Standby Commitments, the Standby Commitments most recently in effect) represented by such Lender's Standby Commitment (or, following any such termination, the Standby Commitment of such Lender most recently in effect).

         "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Lender serving as Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at such Lender's domestic offices.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) to the Borrower on a single date and as to which a single Interest Period is in effect.

         "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks, the Farm Credit Banks, the Student Loan Marketing Association or the Government National Mortgage Association), in each case maturing within one year; (b) investments in commercial paper maturing within 270 days and having, at such date of acquisition, a rating of at least "P-1" from Moody's or "A-1" from S&P; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any foreign bank headquartered in Canada, France, Germany, Japan, The Netherlands, Switzerland, Italy or the United Kingdom or any office of any commercial bank organized under the laws of the United States of America or any State or possession thereof or the Commonwealth of Puerto Rico having a combined capital and surplus and undivided profits of not less than $250,000,000; (d) investments in repurchase agreements with any commercial bank referred to in item (c) above or any investment bank having a credit rating of "A" or better from Moody's or S&P or whose commercial paper has a rating of at least "P-1" from Moody's or "A-1" from S&P with respect to obligations of the type referred to in item (a), (b) or (c) above (except that in the case of direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks, the Farm Credit Banks, the Student Loan Marketing Association or the Government National Mortgage Association), such obligations may have maturities of up to 5 years from the date of the repurchase agreement), PROVIDED that (i) such obligations have a market value at the time of purchase not less than the repurchase price to be paid under such repurchase agreement, (ii) such repurchase agreement is secured by such obligations and
(iii) such repurchase agreement requires repurchase thereunder within one year;
(e) direct obligations (general or limited) of any state of the United States of America or any political subdivision thereof or other governmental authority maturing within one year and having a credit rating of "A" or better from Moody's or S&P; and (f) other investment instruments approved in writing by the Required Lenders.

         "CD BORROWING" shall mean a Borrowing comprised of CD Loans.

         "CD LOAN" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         "CHANGE OF CONTROL" shall mean that any person or group of persons (within the meaning of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC relating to such sections) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC pursuant to the Exchange Act) of 25% or more of the outstanding shares of voting stock of the Borrower.

         "CLOSING DATE" shall mean August 5, 1994.

         "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "COMMITMENTS" shall mean, with respect to each Lender, such Lender's Standby Commitment, LC Commitment and Swingline Commitment, if any. The Commitments shall automatically and permanently terminate on the Maturity Date.

         "COMPETITIVE BID" shall mean an offer to make a Competitive Loan pursuant to Section 2.03.

         "COMPETITIVE BID ACCEPT/REJECT LETTER" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

         "COMPETITIVE BID RATE" shall mean, as to any Competitive Bid made pursuant to Section 2.03(b), (a) in the case of a Eurodollar Competitive Loan, the Margin, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender or Designated Bidder making such Competitive Bid.

         "COMPETITIVE BID REQUEST" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

         "COMPETITIVE BORROWING" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders (or Designated Bidder or Bidders) whose Competitive Bid or Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in
Section 2.03.

         "COMPETITIVE LOAN" shall mean a Loan from a Lender or Designated Bidder to the Borrower pursuant to the bidding procedure described in Section
2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

         "CONFIDENTIALITY AGREEMENT" shall mean a confidentiality agreement substantially in the form of Exhibit D, with such changes as the Borrower may approve.

         "CONSOLIDATED COVERAGE RATIO" shall mean, with respect to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "CONSOLIDATED EBITDA" shall mean, with respect to the Borrower and its Consolidated Subsidiaries for any period, (a) the sum for such period of (i) Consolidated Net Income (less any items of non-cash income of the Borrower and its Consolidated Subsidiaries which individually exceed $50,000,000

                                                                               8
and are not in the aggregate material in the context of Consolidated EBITDA),
(ii) Consolidated Interest Expense, (iii) provision for Federal, state and local taxes (except to the extent any such provision relates to the Excluded Charge and is included in the amount of the Excluded Charge for purposes of subclause
(vi)(z) below), (iv) depreciation expense, (v) amortization expense and (vi) other non-cash items (including (x) provisions for losses and additions to valuation allowances, (y) the items referred to in clauses (iii) through (vi) with respect to Discontinued Operations and (z) the Excluded Charge) (provided that amounts shall only be added pursuant to clauses (ii) through (vi) above to the extent such amounts were deducted in computing Consolidated Net Income for such period), minus (b) cash payments made during each period in respect of the Excluded Charge.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, (a) the gross interest expense of the Borrower and its Consolidated Subsidiaries (excluding the amortization of deferred financing charges but including the gross interest expense of the Discontinued Operations, other than the amortization of deferred financing charges) for such period minus (b) the interest income for such period attributable to Adjusted Cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries (including such interest income of the Discontinued Operations), computed and consolidated in accordance with GAAP.

         "CONSOLIDATED LEVERAGE RATIO" shall mean, with respect to the Borrower and its Consolidated Subsidiaries at any time, the ratio of Consolidated Total Funded Indebtedness to Adjusted Consolidated Net Worth.

         "CONSOLIDATED NET INCOME" with respect to the Borrower and its Consolidated Subsidiaries shall mean for any period the aggregate net income (or net deficit) of such persons (including that related to the Discontinued Operations) minus gains on the sale of assets (other than (i) inventory sold in the ordinary course of business, (ii) gains on exercises or sales of existing portfolio warrants or equity investments of Financial Services and (iii) gains on sales of assets less than $5,000,000 individually and less than $50,000,000 in the aggregate during any fiscal year) and extraordinary gains, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean, at any time, (a) the total shareholders' equity of the Borrower and its Consolidated Subsidiaries plus (b) the amount of any reduction in such total shareholders' equity to reflect changes in pension liabilities pursuant to SFAS 87 and SFAS 88, all net of tax effect and computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" shall mean, as to any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of such person in accordance with GAAP.

         "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS" shall mean, with respect to the Borrower and its Consolidated Subsidiaries at any date, (a) the sum at such date of (i) all indebtedness for borrowed money (including commercial paper),
(ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable and accruals in the ordinary course of business), (iii) all Capital Lease Obligations and (iv) the amount of any indebtedness for borrowed money secured by receivables sold by the Borrower and its Consolidated Subsidiaries pursuant to a program established for the purpose of financing such receivables, minus (b) the Adjusted Cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries.

         "COVERAGE PERIOD" shall mean, at any date, the most recent period of four consecutive fiscal quarters of the Borrower ended not fewer than 50 days (or 95 days at any time after the end of a fiscal year of the Borrower and prior to the date on which audited financial statements are required to be delivered in respect of such year pursuant to Section 5.01(b)) prior to such date.

         "CREDIT EVENT" shall mean any Borrowing [or issuance of a Letter of Credit]3/ hereunder.

         "DEFAULT" shall mean any Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DESIGNATED BIDDER" shall mean an Eligible Designee that shall have become a Designated Bidder pursuant to Section 8.17.

         "DESIGNATING LENDER" shall mean, as to each Designated Bidder, the Lender which shall have designated such Designated Bidder pursuant to Section 8.17.

         "DESIGNATION AGREEMENT" shall mean a designation agreement substantially in the form of Exhibit E executed by a Designating Lender and an Eligible Designee.

         "DISCONTINUED OPERATIONS" shall mean the discontinued operations of the Borrower and its subsidiaries as set forth in the 1992 Financial Statements and any additional business classified subsequent to December 31, 1992 as Discontinued Operations.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "ELIGIBLE DESIGNEE" shall mean (a) any bank or financial institution and (b) any special purpose corporation engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business that issues (or the parent of which issues) commercial paper rated at least "P-1" by Moody's or "A-1" by S&P or having a comparable rating from the successor of either such rating agency, and that in either case (i) is organized under the laws of the United States or any state thereof, (ii) is not a Lender and (iii) is acceptable to the Borrower (such acceptance not to be unreasonably withheld).

         "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of one or more Eurodollar Loans.

         "EURODOLLAR COMPETITIVE BORROWING" shall mean a Borrowing comprised of one or more Eurodollar Competitive Loans.

         "EURODOLLAR COMPETITIVE LOAN" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "EURODOLLAR LOAN" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

         "EURODOLLAR STANDBY BORROWING" shall mean a Borrowing comprised of one or more Eurodollar Standby Loans.

         "EURODOLLAR STANDBY LOAN" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VI.

         "EXCLUDED CHARGE" shall mean the Borrower's fourth fiscal quarter 1993 charge to earnings in the amount, on a pre-tax basis, of $750,000,000, and other similar non-cash charges taken by the Borrower in subsequent periods.

         "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of May 3, 1993, as amended, among the Borrower, the lenders party thereto and co-agents named therein and Chemical Bank, as Administrative Agent.

         "EXISTING LETTERS OF CREDIT" shall mean each letter of credit that (a) was issued under the Existing Credit Agreement, (b) is outstanding on the Closing Date and (c) is listed on Schedule 1.01.

         "FACILITY A CREDIT AGREEMENT" shall mean the 364-day Competitive Advance and Revolving Credit Facility Agreement dated as of the date hereof among the Borrower, the lenders party thereto and co-agents named therein and Chemical Bank, as administrative agent for the lenders.

         "FACILITY FEE" shall have the meaning assigned to such term in Section 2.06(a).

         "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning assigned thereto in the definition of Alternate Base Rate.

         "FEE LETTER" shall mean any commitment letter or other letter agreement (including any schedules or exhibits thereto) between the Borrower and the Administrative Agent or any Co-Agent providing for the payment of fees or other amounts in connection with the credit facilities established by this Agreement.

         "FEES" shall mean the Facility Fee, the Agent Fees, the Issuing Bank Fees and the LC Fees.

         "FINANCIAL OFFICER" of any corporation shall mean its chief financial officer, its Vice President and Treasurer or its Vice President and Controller or, in each case, any comparable officer or any person designated by any such officer.

         "FINANCIAL SERVICES" shall mean those operations designated as the Financial Services portion of Discontinued Operations in the audited consolidated financial statements of the Borrower at December 31, 1993.

         "FITCH" shall mean Fitch Investors Service Inc.

         "FIXED RATE BORROWING" shall mean a Borrowing comprised of one or more Fixed Rate Loans.

         "FIXED RATE LOAN" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

         "FSC" shall mean a subsidiary of the Borrower or any of its Subsidiaries which is a FSC as defined in Section 922 of the Code, or in any successor provision, and which is used solely for the purpose of a single lease project or lease transaction or related lease projects or lease transactions and is not related to property predominantly manufactured by the Borrower or any of its Subsidiaries.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis (but subject to changes approved by the Borrower's independent public accountants).

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person and (i) all obligations of such person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers' acceptances; PROVIDED, HOWEVER, that Indebtedness shall not include (i) trade accounts payable arising in the ordinary course of business, (ii) deferred compensation or (iii) any Indebtedness of such person (other than any such person that is a FSC) to the extent (A) such Indebtedness does not appear on the financial statements of such person, (B) such Indebtedness is recourse only to certain assets of such person and (C) the assets to which such Indebtedness is recourse only appear on the financial statements of such person net of such Indebtedness; and PROVIDED FURTHER that the amount of any Indebtedness in clause (f) shall be the lower of the amount of the obligation or the fair market value of the collateral securing such obligation. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, which Indebtedness is recourse to such general partner.

         "INDEX DEBT" shall have the meaning assigned thereto in the definition of Applicable Facility Fee Percentage.

         "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan or a CD Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type, the date of prepayment of such Loan and the Maturity Date.

         "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to the agreement of each Lender, 9 or 12 months thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90, 180 or, subject to the agreement of each Lender, 270 or 360 days' duration, as the Borrower may elect, commencing on the date of such Borrowing,
(c) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing, (d) as to any Swingline Borrowing, the period commencing on the date of such Swingline Borrowing and ending on the earlier of (i) the day that is five Business Days thereafter and (ii) the Maturity Date, and (e) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "ISSUING BANK" shall mean any commercial bank designated as an Issuing Bank in an Issuing Bank Agreement executed by such bank, the Borrower and the Administrative Agent.

         "ISSUING BANK AGREEMENT" shall mean an agreement executed by an Issuing Bank, the Borrower and the Administrative Agent pursuant to which such Issuing Bank agrees to become an Issuing Bank hereunder.

         "ISSUING BANK FEES" shall mean, as to any Issuing Bank, the fees set forth in the applicable Issuing Bank Agreement.

         "LC COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to acquire participations in Letters of Credit hereunder as set forth in Section 2.19.

         "LC DISBURSEMENT" shall mean any payment or disbursement made by an Issuing Bank under or pursuant to a Letter of Credit.

         "LC EXPOSURE" shall mean, as to each Lender, such Lender's pro rata share, based upon its Commitment, of the Aggregate LC Exposure.

         "LC FEE" shall have the meaning assigned such term in Section 2.06(b).

         "LETTERS OF CREDIT" shall mean (a) letters of credit issued by an Issuing Bank for the account of the Borrower pursuant to Section 2.19 and (b) the Existing Letters of Credit.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby

Borrowing, the portion of such Eurodollar Borrowing of the Lender serving as Administrative Agent and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the portion of such Competitive Borrowing of the Lender serving as Administrative Agent had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference Bank) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" shall mean, with respect to any asset or property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset or property and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset or property.

         "LOAN" shall mean a Competitive Loan, a Swingline Loan or a Standby Loan, whether made as a Eurodollar Loan, a CD Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

         "LOAN DOCUMENTS" shall mean this Agreement, the Fee Letters, the Issuing Bank Agreements and the Designation Agreements, and any amendment, restatement, supplement, modification or waiver of, to or in respect of any of the foregoing.

         "MARGIN" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

         "MARGIN STOCK" shall have the meaning given such term under Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the Property, business, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) material impairment of the ability of the Borrower to perform any of its obligations hereunder.

         "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Borrower except for Subsidiaries which in the aggregate would not constitute a significant subsidiary under Regulation S-X of the SEC.

         "MATURITY DATE" shall mean August 4, 1997.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate of the Borrower and which is covered by Title IV of ERISA.

         "1992 FINANCIAL STATEMENTS" shall mean the audited consolidated financial statements of the Borrower and its subsidiaries as of and for the year ended December 31, 1992 as set forth in the Annual Report on Form 10-K/A of the Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "PLAN" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of the Borrower or any ERISA Affiliate.

         "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "REFERENCE BANKS" shall mean Chemical Bank, Union Bank of Switzerland and NationsBank N.C., N.A..

         "REGISTER" shall have the meaning given such term in Section 8.04(d).

         "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Standby Commitments (whether or not used) representing at least a majority of the Total Commitment or, for purposes of acceleration of the Loans pursuant to clause
(ii) of Article VI or following termination of the Commitments, Lenders holding Loans and LC Exposure representing at least a majority of the aggregate principal amount of the Loans outstanding and the Aggregate LC Exposure.

         "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement (or, in the case of matters relating to ERISA, any officer responsible for the administration of the pension funds of such corporation).

         "S&P" shall mean Standard & Poor's Corporation.

         "SEC" shall mean the Securities and Exchange Commission.

         "STANDBY BORROWING" shall mean a group of Standby Loans made by the Lenders on a single date.

         "STANDBY BORROWING REQUEST" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

         "STANDBY COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Standby Loans pursuant to Section 2.01 as set forth on Schedule 2.01, as such Lender's Standby Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11.

         "STANDBY LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan, a CD Loan or an ABR Loan.

        "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Lender serving as Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, in the case of the Adjusted CD Rate. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBSIDIARY" shall mean, for any person (the "Parent"), any corporation, partnership or other entity of which securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries; PROVIDED, HOWEVER, that (a) no person of which the Borrower or any of its Subsidiaries acquires or has acquired control in connection with or as a consequence of any debt or equity financing provided to such person in the ordinary course of the business of WFSI, any of its Subsidiaries, Financial Services or WCI shall be deemed a Subsidiary of the Borrower, (b) for purposes of paragraph (d) of
Article VI, no person which is a FSC shall be deemed a Subsidiary of the Borrower and (c) Micros Systems, Inc. shall not be deemed a Subsidiary of the Borrower as long as it has a class of equity securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

         "SWINGLINE BORROWING" shall mean a group of Swingline Loans made by the Swingline Lenders on a single date.

         "SWINGLINE COMMITMENT" shall mean, with respect to any Lender, the commitment (if any) of such Lender to make Swingline Loans pursuant to Section 2.22, as set forth on Schedule 2.01 or designated by the Borrower in an agreement between the Borrower and any such Lender, as such Lender's Swingline Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.22(d).

         "SWINGLINE EXPOSURES" shall mean at any time the aggregate principal amount at such time of the outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposures at such time.

         "SWINGLINE LENDER" shall mean a Lender with a Swingline Commitment.

         "SWINGLINE LOAN" shall mean any loan made by a Swingline Lender pursuant to its Swingline Commitment. Each Swingline Loan shall be an ABR Loan.

         "SWINGLINE PERCENTAGE" of any Swingline Lender at any time shall mean the percentage of the aggregate Swingline Commitments represented by such Swingline Lender's Swingline Commitment.

         "TOTAL COMMITMENT" shall mean at any time the aggregate amount of the Lenders' Standby Commitments, as in effect at such time.

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall mean the LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate and the rate paid on Fixed Rate Loans.

         "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, or an entity organized in or under the laws of the United States of America.

         "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of which all securities or other ownership interests referred to in the definition of "SUBSIDIARY" (other than, in the case of a corporation, directors' qualifying shares) are owned directly or indirectly by the Parent (as defined in such definition).

         "WCI" shall mean WCI Communities, Inc., a Delaware corporation, and its Wholly Owned Subsidiaries.

         "WFSI" shall mean Westinghouse Financial Services, Inc., a Delaware corporation that was merged into the Borrower on May 5, 1993.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall, except where the context otherwise requires, be deemed to be followed by the phrase "WITHOUT LIMITATION". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with the covenants set forth in Sections 5.07, 5.08 and 5.09 (such Sections being referred to as the "FINANCIAL COVENANTS"), (i) except as otherwise set forth in subsection (ii) below or in the Financial Covenants and the definitions related thereto, such terms shall be construed in accordance with GAAP as in effect on December 31, 1993, applied on a basis consistent with the application used in preparing the Borrower's audited financial statements prepared as of such date and (ii) indebtedness shall include obligations and liabilities applicable to the Discontinued Operations but shall exclude any obligation or liability which is specifically excluded from the definition of "INDEBTEDNESS".


ARTICLE II. THE CREDITS

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Standby Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Standby Commitment minus the sum of (a) the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Standby Commitment pursuant to Section 2.16, (b) such Lender's LC Exposure at such time and (c) such Lender's Swingline Exposure at such time, subject, however, to the conditions that (x) at no time shall the sum of (i) the outstanding aggregate principal amount of all Standby Loans, (ii) the outstanding aggregate principal amount of all Competitive Loans, (iii) the outstanding aggregate principal amount of all Swingline Loans and (iv) the Aggregate LC Exposure exceed the Total Commitment and (y) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal such Lender's Applicable Percentage of the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04.

         Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02. LOANS. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders to the Borrower ratably in accordance with their Standby Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than (A) $50,000,000 in the case of Eurodollar Loans or CD Loans and (B) $25,000,000 in the case of ABR Loans (or an aggregate principal amount equal to the remaining balance of the available Standby Commitments).

         (b) Each Competitive Borrowing shall be comprised entirely of one or more Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans, CD Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 25 separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Subject to Section 2.05, each Lender shall make each Loan (other than a Swingline Loan, as to which this Section 2.02 shall not apply) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (or, in connection with an ABR Borrowing to be made on the same day on which a notice is submitted, 12:30 p.m.) and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders by wire transfer of immediately available funds. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement; PROVIDED that such repayment shall not release such Lender from any liability it may have to the Borrower for the failure to make such Loan at the time required herein.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. COMPETITIVE BID PROCEDURE. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No CD Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's discretion (exercised in good faith), and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $25,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid (and in any event by 5:00 p.m., New York City time, on the date of such receipt if such receipt occurs by the time specified in the first sentence of this paragraph), the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

         (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which such Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted pursuant to this paragraph (b) shall be irrevocable (subject to the satisfaction of the conditions to borrowing set forth in Article IV).

         (c) The Administrative Agent shall promptly (and in any event by 10:15 a.m., New York City time, on the date on which such Competitive Bids shall have been made) notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

         (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid

Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids referred to in paragraph (c) above,
(x) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request (but may be less than that requested), (iv) if the Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by it to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

         (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless the Borrower and the Administrative Agent shall mutually agree otherwise.

         (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

         (h) All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

         SECTION 2.04. STANDBY BORROWING PROCEDURE. In order to request a Standby Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a CD Borrowing, not later than 10:30 a.m., New York City time, one Business Day before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Standby Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. REFINANCINGS. The Borrower may refinance all or any part of any Borrowing (whether a Competitive Borrowing, Standby Borrowing or Swingline Borrowing) with a Borrowing of the same or a different Type made pursuant to Section 2.03, Section 2.04 or Section 2.22, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07, 2.12 or 2.22 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c); PROVIDED, HOWEVER, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower (but the Borrower shall not be deemed to be in default in respect of its obligation to make such payment until one Business Day after the Administrative Agent shall have notified it of the failure of such Lender to make such payment).

         SECTION 2.06. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date or the date on which the Standby Commitment of such Lender shall be terminated as provided herein, a facility fee (a "FACILITY FEE") at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect on the amount of the Standby Commitment of such Lender from time to time in effect, whether used or unused, during the preceding quarter (or shorter period commencing with the Closing Date, or ending with the Maturity Date or any date on which the Standby Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Standby Commitment of such Lender as provided herein.

         (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the Maturity Date or the date on which the Standby Commitment of such Lender shall be terminated as provided herein and all Letters of Credit issued hereunder shall have expired, a letter of credit fee (an "LC FEE") equal to the Applicable Margin from time to time in effect for Eurodollar Standby Loans on such Lender's Applicable Percentage of the average daily undrawn amount of the Letters of Credit outstanding during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which the Standby Commitment of such Lender shall have been terminated and all Letters of Credit issued hereunder shall have expired). All LC Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (c) The Borrower agrees to pay to the Agents, through the Administrative Agent, for their own accounts, the fees ("AGENT FEES") provided for in the Fee Letters at the times provided therein.

         (d) The Borrower agrees to pay to each Issuing Bank, through the Administrative Agent, for its own account, the applicable Issuing Bank Fees.

         (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of errors in payment).

         SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The outstanding principal balance of each Loan shall be payable on the last day of the Interest Period applicable thereto and on the Maturity Date. Each Loan shall bear interest from and including the date thereof on the outstanding principal balance thereof as set forth in Section 2.08.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         SECTION 2.08. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

         (b) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the

Applicable Margin. Interest on each CD Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted CD Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

          (c) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on each applicable Interest Payment Date.

         SECTION 2.09. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus, at all times after the Administrative Agent shall have notified the Borrower that default interest will be charged, 2%.

         SECTION 2.10. ALTERNATE RATE OF INTEREST. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing (i) the Administrative Agent shall have determined, based upon communications with the Reference Banks, that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the LIBO Rate, or (ii) the Required Lenders shall have determined and shall have notified the Administrative Agent that the rates at which such dollar deposits are being offered by the Reference Banks will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 to be made after such determination shall be of no force and effect and shall be denied by the Administrative Agent and (ii) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 to be made after such determination shall be deemed to be a request for an ABR Borrowing. Also, in the event of any such determination, the Borrower shall be entitled, in its sole discretion, if the requested Borrowing has not been made, to cancel its acceptance of the Competitive Bids or to cancel its Standby Borrowing Request relating thereto, subject to Section 2.15. Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

         (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for an Interest Period in respect of a CD Borrowing is to be determined (i) the Administrative Agent shall have determined, based upon communications with the Reference Banks, that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or (ii) the Required Lenders shall have determined and shall have notified the Administrative Agent that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to such Lenders of making or maintaining CD Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to Section 2.04 to be made after such determination shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Also, in the event of any such determination, the Borrower shall be entitled, in its sole discretion, if the requested Borrowing has not been made, to cancel its Standby Borrowing Request relating thereto, subject to Section 2.15. Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

         SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically terminated on the Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Standby Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Standby Commitments shall be in an integral multiple of $50,000,000 and in a minimum principal amount of $100,000,000 and (ii) no such termination or reduction shall be made which would reduce the Standby Commitments to an amount less than the sum of (A) the aggregate outstanding principal amount of the Competitive Loans and (B) the Aggregate LC Exposure. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.11(b).

         (c) Except as otherwise provided in Section 2.21, each reduction in the Standby Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Standby Commitments. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders, on the date of termination of the Standby Commitments, the Facility Fees on the amount of the Standby Commitments so terminated accrued through the date of such termination.

         SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, (ii) before 10:00 a.m., New York City time, two Business Days prior to prepayment, in the case of CD Loans, and (iii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.12(a). The Borrower shall not have the right to prepay any Competitive Borrowing without the consent of the affected Lender or Lenders.

         (b) On the date of any termination or reduction of the Standby Commitments pursuant to Section 2.11 or Section 2.21, the Borrower shall pay or prepay as much of the Standby Borrowings and Swingline Loans as shall be necessary in order that the sum of the aggregate principal amount of the Competitive Loans, Swingline Loans and Standby Loans outstanding and the Aggregate LC Exposure will not exceed the Total Commitment after giving effect to such termination or reduction.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation (including any change in the reserve percentages provided for in Regulation D) or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or in which it holds any Eurodollar Loan, CD Loan or Fixed Rate Loan) or by any political subdivision or taxing authority therein and other than taxes that would not have been imposed but for the failure of such Lender to comply with applicable certification, information, documentation or other reporting requirements), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of or deposits with or for the account of such Lender (except any such reserve requirement which is reflected in the Adjusted CD Rate), or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD
Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Eurodollar Loan, CD Loan or Fixed Rate Loan by an amount deemed by such Lender to be material, then the Borrower agrees to pay to such Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Competitive
Bid pursuant to which such Competitive Loan shall have been made.

         (b) If any Lender or any Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the LC Exposure of such Lender or Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower agrees to pay to such Lender or Issuing Bank as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank as specified in paragraph (a) or (b) above, as the case may be, and the basis therefor in reasonable detail shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate within 30 days after its receipt of the same. Upon the receipt of any such certificate, the Borrower shall be entitled, in its sole discretion, if any requested Loan has not been made, to cancel its acceptance of the relevant Competitive Bids or to cancel the Standby Borrowing Request relating thereto, subject to Section 2.15.

         (d) Except as provided in this paragraph, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed so long as it shall be customary for Lenders affected thereby to comply therewith.
No Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event the Borrower shall reimburse any Lender pursuant to this Section 2.13 for any cost and such Lender shall subsequently receive a refund in respect thereof, such Lender shall so notify the Borrower and, upon its request, will pay to the Borrower the portion of such refund which such Lender shall determine in good faith to be allocable to the cost so reimbursed.

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                 (i) declare that Eurodollar Standby Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; PROVIDED, HOWEVER, the Borrower shall be entitled, in its sole discretion, if the requested Borrowing has not been made, to cancel its acceptance of the relevant Competitive Bids or to cancel its Standby Borrowing Request relating thereto, subject to Section 2.15; and

                 (ii) require that all outstanding Eurodollar Standby Loans made by it be converted to ABR Loans, in which event all such Eurodollar Standby Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. INDEMNITY. The Borrower agrees to indemnify each Lender against any loss or expense described below which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow any Loan hereunder after irrevocable notice of such borrowing has been given or deemed given or Competitive Bids have been accepted pursuant to this Article II or (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made, whatever the circumstances may be that give rise to such payment, prepayment or conversion, or any transfer of any such Loan pursuant to
Section 2.21 or 9.16(b), on a date other than the last day of the Interest Period applicable thereto. The loss or expense for which such Lender shall be indemnified under this Section 2.15 shall be equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (assumed to be the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be; PROVIDED, HOWEVER, that such amount shall not include any loss of a Lender's margin or spread over its cost of obtaining funds as described above. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         SECTION 2.16. PRO RATA TREATMENT. Except as required under Section
2.14 or 2.21, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and LC Fees, each reduction of the Standby Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Standby Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders and the Total Commitment at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Standby Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments and to have utilized the Total Commitment by the amount of such Competitive Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means
(other than pursuant to any provision of this Agreement), obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans or such Lender's Applicable Percentage of any LC Disbursement as a result of which the unpaid principal portion of the Standby Loans and unpaid portion of such Lender's Applicable Percentage of the LC Disbursements shall be proportionately less than the unpaid principal portion of the Standby Loans and unpaid portion of the Applicable Percentage of the LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans and Applicable Percentage of the LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender and Applicable Percentage of LC Disbursements and participations in LC Disbursements held by such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans and LC Disbursements then outstanding as the principal amount of its Standby Loans and its Applicable Percentage of LC Disbursements prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans and LC Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event;
PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower or participation in a Letter of Credit in the amount of such participation.

         SECTION 2.18. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19. LETTERS OF CREDIT. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Issuing Bank agrees, at any time and from time to time on or after the Closing Date until the earlier of the tenth Business Day preceding the Maturity Date and the termination of the Commitments in accordance with the terms hereof, to issue and deliver or to extend the expiry of Letters of Credit for the account of the Borrower in an aggregate outstanding undrawn amount which does not exceed the maximum amount specified in the applicable Issuing Bank Agreement and which, together with the aggregate outstanding undrawn amount of Letters of Credit to be issued by other Issuing Banks on such date, does not exceed the lesser of (i) the Total Commitment minus the aggregate principal amount of the outstanding Loans and the Aggregate LC Exposure immediately prior to such issuance or extension (excluding the undrawn amount of any such Letter of Credit the expiry of which is being extended pursuant to this Section 2.19(a)) and (ii) $1,000,000,000 minus the aggregate LC Exposure immediately prior to such issuance or extension (excluding the undrawn amount of any such Letter of Credit the expiry of which is being extended pursuant to this Section 2.19(a)). Each Letter of Credit (i) shall be in a form approved in writing by the Borrower, the Administrative Agent and the applicable Issuing Bank, (ii) shall be in a minimum principal amount of $2,500,000 and (iii) shall permit drawings upon the presentation of such documents as shall be specified by the Borrower in the applicable notice delivered pursuant to paragraph (c) below. The Borrower, the Issuing Banks and the Lenders agree that the Existing Letters of Credit shall be deemed issued hereunder on the Closing Date and no longer outstanding under the Existing Credit Agreement.

         (b) Each Letter of Credit shall by its terms expire not later than the earlier of (i) the first anniversary of the date of issuance or extension (subject to extension for additional one-year (or shorter) periods by the applicable Issuing Bank as contemplated by paragraph (a) above) and (ii) the fifth Business Day preceding the Maturity Date. Each Letter of Credit shall by its terms provide for payment of drawings in dollars.

         (c) The Borrower shall give the applicable Issuing Bank written or telecopy notice not later than 10:00 a.m., New York City time, five Business Days (or such shorter period as shall be acceptable to such Issuing Bank and, if less than one Business Day, the Administrative Agent) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day), the face amount of such Letter of Credit (which shall be an amount in dollars), (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof) and (v) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph
(b) above). Each Issuing Bank shall give the Administrative Agent, which shall in turn give to each Issuing Bank and to each Lender, prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph.

         (d) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders in respect thereof, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage at the time of any drawing thereunder of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the applicable Issuing Banks hereby grant to each Lender, and each Lender hereby acquires from such Issuing Banks, a participation in each Existing Letter of Credit equal to such Lender's Applicable Percentage at the time of any drawing thereunder of the face amount of such Existing Letter of Credit, effective on the Closing Date. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of each Issuing Bank, in accordance with paragraph (f) below, such Lender's Applicable Percentage of each unreimbursed LC Disbursement made by such Issuing Bank; PROVIDED, HOWEVER, that the Lenders shall not be obligated to make any such payment with respect to any wrongful payment or disbursement made under any Letter of Credit to the extent resulting from the gross negligence or wilful misconduct of such Issuing Bank.

         (e) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (d) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or the failure of any condition precedent set forth in Article IV, and that each such payment by a Lender pursuant to paragraph (d) above shall be made without any offset, abatement, withholding or reduction whatsoever.

         (f) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the applicable Issuing Bank shall give written or telecopy notice to the Borrower and the Administrative Agent of the amount of the drawing and the date on which payment thereon has been or will be made. If the Administrative Agent shall not have received from the Borrower the payment required pursuant to paragraph (g) below by 12:00 noon, New York City time, two Business Days after the date on which payment of a draft presented under any Letter of Credit has been made, the Administrative Agent shall promptly so notify the applicable Issuing Bank and each Lender, specifying in the notice to each Lender such Lender's Applicable Percentage of such LC Disbursement. Each Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New York City time, on such date, such Lender's Applicable Percentage of such LC Disbursement, which the Administrative Agent shall promptly pay to the applicable Issuing Bank. The Administrative Agent will promptly remit to each Lender such Lender's Applicable Percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such LC Disbursement; PROVIDED that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement and (ii) amounts representing interest at the rate provided in paragraph (g) below on any LC Disbursement for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the applicable Issuing Bank.

         (g) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to such Issuing Bank or to the Administrative Agent for the account of such Issuing Bank or, if the Administrative Agent shall have received the payments provided in paragraph (f) above with respect to such drawing, for the accounts of the Lenders, an amount equal to the amount of such draft before 12:00 noon, New York City time, on the second Business Day immediately following the date of payment of such draft, together with interest on such amount at a rate per annum equal to the interest rate in effect for ABR Borrowings from (and including) the date of payment of such draft to (but excluding) the date of such payment by the Borrower. The obligation of the Borrower to pay the amounts referred to above in this paragraph (g) (and the obligations of the Lenders under paragraphs (c) and (d) above) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

                 (i) any lack of validity or enforceability of any Letter of Credit or of the obligations of the Borrower under any Loan Document;

                 (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agents, any Issuing Bank or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the applicable Issuing Bank) or any other person in connection with this Agreement or any other transaction;

                 (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that payment by the applicable Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct;

                 (iv) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; PROVIDED that such payment shall not have constituted gross negligence or wilful misconduct; or

                 (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the applicable Issuing Bank.

         It is understood that in making any payment under a Letter of Credit
(x) such Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed wilful misconduct or gross negligence of such Issuing Bank.

         SECTION 2.20. TAXES. (a) Any and all payments by the Borrower hereunder to or for the benefit of a non-U.S. Person shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by or on behalf of the United States or any political subdivision thereof, EXCLUDING taxes imposed on (or measured by) such non-U.S. Person's (including any transferee's or assignee's (any such entity a "TRANSFEREE")) net income or net receipts, franchise taxes, taxes on doing business or taxes imposed on capital or net worth (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a non-U.S. Person, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such non-U.S. Person shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) The Borrower agrees to pay and reimburse on demand all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, any of the Loans or the Letters of Credit (all such taxes, assessments or charges hereinafter referred to as "OTHER TAXES").

         (c) The Borrower will indemnify each Lender (or Transferee), each Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by the applicable jurisdiction on amounts payable under this Section 2.20) paid by such Lender (or Transferee), such Issuing Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date such Lender (or Transferee), such Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to a non-U.S. Person, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.01 for delivery to such non-U.S. Person, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder and of all other amounts payable hereunder.

         (f) Each Lender (or Transferee) and each Issuing Bank which is organized outside the United States shall, if legally able to do so, upon written request of the Borrower, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) or such Issuing Bank establishing that payments of interest are (i) not subject to withholding under the Code because such interest income is effectively connected with the conduct by such Lender (or Transferee) or such Issuing Bank of a trade or business in the United States or (ii) exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments of interest to or for any Lender (or Transferee), Issuing Bank or assignee that is a non-U.S. Person.

         (g) The Borrower shall not be required to pay any additional amounts to any non-U.S. Person in respect of United States withholding tax pursuant to paragraph (a) above (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such non-U.S. Person to comply with the provisions of paragraph (f) above or (ii) in the case of a Transferee, to the extent such additional amounts exceed the additional amounts that would have been payable had no transfer or assignment to such Transferee occurred; PROVIDED, HOWEVER, the Borrower shall be required to pay those amounts to any Lender (or Transferee) and any Issuing Bank that it was required to pay hereunder prior to the failure of such Lender (or Transferee) or such Issuing Bank to comply with the provisions of such paragraph (f).

         SECTION 2.21. TERMINATION OR ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.13 or Section 2.20 or exercising its rights under
Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

         (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to make additional payments to any Lender under Section 2.20, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (a) to terminate the Commitments of such Lender or (b) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all its interests, rights and obligations under this Agreement to another financial institution acceptable to the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; PROVIDED that (i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (iii) the Borrower shall not terminate Commitments representing more than 10% of the original Total Commitment pursuant to this paragraph (b).

         SECTION 2.22. SWINGLINE LOANS. (a) On the terms, subject to the conditions and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, severally and not jointly, at any time and from time to time on and after the date hereof and until the earlier of the Business Day immediately preceding the Maturity Date and the termination of the Swingline Commitment of such Swingline Lender, to make Swingline Loans to the Borrower in an aggregate principal amount not to exceed such Swingline Lender's Swingline Percentage of the lesser of (i) the difference between (A) the aggregate Swingline Commitments and (B) the aggregate Swingline Exposures immediately prior to the making of such Swingline Loans and (ii) the difference between (A) the Total Commitment and (B) the sum of (x) the outstanding aggregate principal amount of all Loans immediately prior to the making of such Swingline Loans and (y) the Aggregate LC Exposure at such time; PROVIDED that the sum of the aggregate Swingline Exposures and the aggregate Swingline Exposures (as defined in the Facility A Credit Agreement) shall not exceed the lesser of (i) the sum of (x) the aggregate Swingline Commitments and (y) the aggregate Swingline Commitments (as defined in the Facility A Credit Agreement) and (ii) $1,000,000,000. Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Percentages (it being understood that (I) the failure of any Swingline Lender to make any Swingline Loan shall not in itself relieve any other Swingline Lender of its obligation to lend hereunder and (II) no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make any Swingline Loan required to be made by such other Swingline Lender).
The Swingline Loans comprising any Swingline Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Swingline Commitments).
Each Swingline Lender shall make its portion of each Swingline Borrowing available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent or a wire transfer, at the expense of the Borrower, to an account designated in writing by the Borrower, in each case by 3:30 p.m., New York City time, on the date such Swingline Borrowing is requested to be made pursuant to paragraph (b) below, in immediately available funds. Within the limits set forth in the first sentence of this paragraph, the borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the date hereof and prior to the Maturity
Date on the terms and subject to the conditions and limitations set forth herein.

         (b) The Borrower shall give the Administrative Agent telephonic, written or telecopy notice substantially in the form of Exhibit G (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 2:30 p.m., New York City time, on the day of a proposed Swingline Borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Borrowing. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from the Borrower pursuant to this paragraph (b).

         (c) If the Borrower does not fully repay a Swingline Borrowing on or prior to the last day of the Interest Period with respect thereto, the Administrative Agent shall promptly notify each Lender thereof (by telecopy or by telephone, confirmed in writing) and of its Applicable Percentage of such Swingline Borrowing. Upon such notice but without any further action, each Swingline Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from each Swingline Lender, a participation in such Swingline Loan made by such Swingline Lender as part of such defaulted Swingline Borrowing equal to such Lender's Applicable Percentage of the principal amount of such Swingline Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of each Swingline Borrowing (including the interest accrued thereon) that is not repaid on the last day of the Interest Period with respect thereto. Each such payment shall, for all purposes hereof, be deemed to be an ABR Loan to which, after the first day thereof, default interest will apply. Each Lender acknowledges and agrees that its obligation to acquire participations in such Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or the failure of any condition precedent set forth in
Article IV, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Swingline Lenders their respective shares of the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Notwithstanding anything herein to the contrary, the purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of its default in respect of the payment thereof so long as ABR Loans that resulted from any such default shall remain outstanding or any accrued interest thereon shall remain unpaid.

         (d) Upon written or telecopy notice to the Swingline Lenders and to the Administrative Agent, the Borrower may at any time permanently terminate, or from time to time in part permanently reduce, the Swingline Commitments of the Swingline Lenders. Each reduction of the Swingline Commitments shall be allocated pro rata among the Swingline Lenders in accordance with their respective Swingline Percentages. On the date of any termination or reduction of the Swingline Commitments pursuant to this paragraph (d), the Borrower shall pay or prepay so much of the Swingline Borrowings as shall be necessary in order that the aggregate outstanding principal amount of Swingline Loans will not exceed the aggregate Swingline Commitments after giving effect to such termination or reduction.

         (e) The Borrower may prepay any Swingline Borrowing in whole or in part at any time without premium or penalty; PROVIDED that the Borrower shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 10:30 a.m., New York City time, on the Business Day designated by the Borrower for such prepayment; and PROVIDED FURTHER that each partial payment shall be in an amount that is an integral multiple of $1,000,000. Each notice of prepayment under this paragraph (e) shall specify the prepayment date and The principal amount of each Swingline Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Swingline Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this paragraph (e) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each payment of principal of or interest on or any other amount in respect of Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata in accordance with their respective Swingline Percentages.


ARTICLE III. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         SECTION 3.01. CORPORATE EXISTENCE. The Borrower and each Material
Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization;
(b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the failure to have any of the foregoing would not result in a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

         SECTION 3.02. FINANCIAL CONDITION. (a) Each of (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date, with the opinion thereon of Price Waterhouse, and (ii) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1994, and the related consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended on such date, all certified by a Financial Officer of the Borrower, heretofore furnished to each of the Lenders, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the consolidated results of their operations for the fiscal year or fiscal quarter ended on such dates in accordance with generally accepted accounting principles (subject, in the case of the statements referred to in clause (ii) above, to year-end audit adjustments). Neither the Borrower nor any of its Material Subsidiaries had on such dates any known material contingent liability, except as referred to or reflected or provided for in the Exchange Act Report (as defined in Section 3.03) or in such balance sheet (or the notes thereto) as at such dates.

         (b) There has been no material adverse change in the consolidated financial condition, operations, assets, business or prospects taken as a whole of the Borrower and its Consolidated Subsidiaries from that set forth in such financial statements as at December 31, 1993 (it being agreed, however, that none of (i) the reduction by any rating agency of any rating assigned to Indebtedness of the Borrower, (ii) non-cash provisions for loan losses and additions to valuation allowances, (iii) any change in GAAP or the Borrower's compliance therewith and (iv) any legal or arbitral proceedings which have been disclosed in the Exchange Act Report (as defined in Section 3.03), whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against the Borrower and/or any of its Material Subsidiaries by any Governmental Authority having jurisdiction, and the judgment is non-appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall, in and of itself, constitute such a material adverse change).

         SECTION 3.03. LITIGATION. Except as disclosed to the Lenders in the Exchange Act Report filed prior to the Closing Date or otherwise disclosed in writing to the Lenders prior to the Closing Date, as of the Closing Date there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Material Subsidiaries which have resulted in a Material Adverse Effect. The "EXCHANGE ACT REPORT" shall mean, collectively, the Annual Report of the Borrower on Form 10-K for the year ended December 31, 1993, each Report on Form 8-K of the Borrower filed subsequent to December 31, 1993 and prior to the date hereof, and the Report of the Borrower on Form 10-Q for the Quarter ended March 31, 1994.

         SECTION 3.04. NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or By-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which the Borrower or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument.

         SECTION 3.05. CORPORATE ACTION. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.06. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of this Agreement or for the validity or enforceability hereof.

         SECTION 3.07. USE OF LOANS. Neither the Borrower nor any of its Subsidiaries is engaged principally in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation G or U.

         SECTION 3.08. ERISA. The Borrower and, to the best of its knowledge, its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code except where any failure or non-compliance would not result in a Material Adverse Effect.

         SECTION 3.09. TAXES. United States Federal income tax returns of the Borrower and its Material Subsidiaries have been examined and closed through the fiscal year of the Borrower ended December 31, 1986. The Borrower and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due on such returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except those being contested and reserved against in accordance with Section 5.03.

         SECTION 3.10. INVESTMENT COMPANY ACT. The Borrower is not an "INVESTMENT COMPANY", or a company "CONTROLLED" by an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.11. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not subject to regulation as a "HOLDING COMPANY", subject to regulation as an "AFFILIATE" of a "HOLDING COMPANY", or subject to regulation as a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", under the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.12. HAZARDOUS MATERIALS. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization has not resulted in a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not result in a Material Adverse Effect.

         SECTION 3.13. MATERIAL SUBSIDIARIES, ETC. Set forth in Schedule 3.13 is a complete and correct list, as of the Closing Date, of all Material Subsidiaries of the Borrower.

         SECTION 3.14. NO MATERIAL MISSTATEMENTS. No written information, report, financial statement, exhibit or schedule (the "INFORMATION") furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or the facility contemplated thereby or included therein or delivered pursuant thereto contained as of the time it was furnished any material misstatement of fact or omitted as of such time to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; PROVIDED that, with respect to Information consisting of statements, estimates and projections regarding the future performance of the Borrower and its Subsidiaries ("PROJECTIONS"), no representation or warranty is made other than that such Projections have been prepared in good faith utilizing due and careful consideration and the best information available to the Borrower at the time of preparation thereof.

ARTICLE IV. CONDITIONS OF EFFECTIVENESS AND LENDING

         The obligations of the Lenders to make Loans and the obligations of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 below.

         SECTION 4.01. INITIAL CREDIT EVENT. The obligation of each Lender to make its initial Loan and of each Issuing Bank to issue its initial Letter of Credit is subject to the satisfaction of the following conditions:

         (a) The Administrative Agent shall have received a favorable written opinion of Louis J. Briskman, Esq., Senior Vice President and General Counsel of the Borrower, to the effect set forth in Exhibit F, dated the Closing Date and addressed to the Lenders.

         (b) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

         (c) The Administrative Agent shall have received (i) a copy of the articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

         (d) The Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02.

         (e) The commitments under the Existing Credit Agreement shall have been permanently terminated and all loans and other obligations under or in connection therewith shall have been paid in full or shall be paid in full with the proceeds of the initial borrowings hereunder and under the Facility A Credit Agreement.

         (f) The Administrative Agent shall have received on behalf of itself and the Lenders entitled thereto all fees due and payable on or prior to the date of this Agreement under the Fee Letters.

         SECTION 4.02. ALL CREDIT EVENTS. The obligation of each Lender to make each Loan, and the obligation of each Issuing Bank to issue each Letter of Credit, are subject to the satisfaction of the following conditions:

                 (a) The Administrative Agent shall have received a request for, or notice of, such Credit Event if and as required by Section 2.03, Section 2.04, Section 2.19 or Section 2.22, as applicable.

                 (b) The representations and warranties set forth in Article III (except, in the case of a refinancing of a Borrowing with a new Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in
         Section 3.02(b) and 3.12) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                 (c) At the time of and immediately after such Borrowing or issuance no Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

ARTICLE V. COVENANTS

         The Borrower covenants and agrees with each Lender that, as long as the Commitments shall be in effect or the principal of or interest on any Loan shall be unpaid, or there shall be any Aggregate LC Exposure, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01. FINANCIAL STATEMENTS. The Borrower shall deliver to each of the Lenders:

                 (a) within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Borrower which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such period, subject to normal year-end audit adjustments (provided that the requirement herein for the furnishing of such quarterly financial statements may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period, accompanied by the officer's certificate described above);

                 (b) within 105 days after the end of each fiscal year of the Borrower, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon (unqualified as to the scope of the audit) of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year (provided that the requirement herein for the furnishing of annual financial statements may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year);

                 (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports (including without limitation any and all reports on Form 8-K), if any, which the Borrower or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

                 (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (e) within 30 days after a Responsible Officer of the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist which would reasonably be expected to result in a Material Adverse Effect, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                          (i) any reportable event, as defined in Section
                 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                          (ii) the filing under Section 4041 of ERISA of a
                 notice of intent to terminate any Plan or the termination of any Plan;

                          (iii) the institution by PBGC of proceedings under
                 Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                          (iv) the complete or partial withdrawal by the
                 Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                 Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                          (v) the institution of a proceeding by a fiduciary of
                 any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                          (vi) a failure to make a required installment or
                 other payment with respect to a Plan (within the meaning of Section 412(n) of the Code), in which case the notice required hereunder shall be provided within 10 days after the due date for filing notice of such failure with the PBGC;

                 (f) promptly after a Responsible Officer of the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing it in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken and proposes to take with respect thereto;

                 (g) promptly after a Responsible Officer of the Borrower knows that any change has occurred in the rating assigned to the Borrower's Index Debt by any of Moody's, S&P or Fitch, a notice describing such change; and

                 (h) promptly from time to time such other information regarding the financial condition, operations or business of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender through the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent and each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or
(b) above, a certificate (which may be a copy in the case of each Lender) of a Financial Officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing it in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 5.07, 5.08 and 5.09 as of the end of the respective quarterly fiscal period or fiscal year.

         SECTION 5.02. LITIGATION. The Borrower will promptly give to each Lender notice of the commencement of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Borrower or any of its Material Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.03. CORPORATE EXISTENCE, ETC. The Borrower will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that (i) nothing in this Section 5.03 shall prohibit any transaction expressly permitted under Section 5.05 and (ii) the Borrower or such Material Subsidiary shall not be required to preserve or maintain any such right, privilege or franchise if the board of directors of the Borrower or such Material Subsidiary, as the case may be, shall determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Borrower or such Material Subsidiary, as the case may be); comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would reasonably be expected to result in a Material Adverse Effect; pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its property used or useful in its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of the Borrower or such Material Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (provided that the Borrower or such Material Subsidiary shall not be required to maintain any such property if the failure to maintain any such property is, in the judgment of the Borrower or such Material Subsidiary, desirable in the conduct of the business of the Borrower or such Material Subsidiary); and permit representatives of any Agent, during normal business hours upon reasonable advance notice, to discuss its business and affairs with its Financial Officers or their designees, all to the extent reasonably requested by such Agent.

         SECTION 5.04. INSURANCE. The Borrower will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business and similarly situated against loss or damage of the kinds and in the amounts customary for such corporations and carry such other insurance as is usually carried by such corporations (it being understood that insurance and self-insurance shall be permitted to the extent consistent with prudent business practice and customary among such corporations).

         SECTION 5.05. PROHIBITION OF FUNDAMENTAL CHANGES. The Borrower will not, nor will it permit any of its Material Subsidiaries to, (i) enter into any transaction of merger or consolidation or (ii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part (determined by reference to the Borrower and its Subsidiaries taken as a whole) of its business or property, whether now owned or hereafter acquired (excluding (i) financings by way of sales of receivables or inventory, (ii) inventory or other Property sold or disposed of in the ordinary course of business and (iii) obsolete or worn-out property, tools or equipment no longer used or useful in its business). Notwithstanding the foregoing provisions of this Section 5.05:

                 (A) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                 (B) any Subsidiary of the Borrower may convey, sell, lease, transfer or otherwise dispose of any of or all its property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower;

                 (C) the Borrower may merge or consolidate with or into any other person if (i) either (x) the Borrower is the continuing or surviving corporation or (y) the corporation formed by such consolidation or into which the Borrower is merged shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of the Borrower hereunder pursuant to a written agreement and shall have delivered to the Administrative Agent such agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with this Section 5.05(C), and (ii) after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof no Default would exist;

                 (D) any Subsidiary of the Borrower may merge or consolidate with or into any other person if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof, no Default shall have occurred and be continuing; and

                 (E) the Borrower or any Subsidiary of the Borrower may convey, sell, lease, transfer or otherwise dispose of its property if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default shall have occurred and be continuing.

         SECTION 5.06. LIMITATION ON LIENS. The Borrower will not, nor will it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, without causing such Lien to equally and ratably secure the obligations of the Borrower hereunder and causing such Lien to include a Lien on the proceeds of any secured assets which are sold; provided that the foregoing restrictions shall not apply to:

                 (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, architects' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                 (c) Liens securing judgments or to perfect an appeal of any order or decree but only to the extent, for an amount and for a period not resulting in an Event of Default under paragraph (h) of Article VI;

                 (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                 (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations to secure surety, appeal or performance bonds and contractual and other obligations of a like nature incurred in the ordinary course of business and not involving the borrowing of money;

                 (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto and Liens under leases and subleases which, in the aggregate, are not material in amount, and which do not interfere in any material respects with the ordinaryconduct of the business of the Borrower and its Subsidiaries taken as a whole;

                 (g) Liens on property of any Subsidiary of the Borrower or of any person which is or was merged with or into the Borrower or any Subsidiary thereof, PROVIDED that such Liens are or were in existence at the time such entity becomes or became a Subsidiary of the Borrower and were not created in anticipation thereof other than to finance the purchase thereof;

                 (h) Liens upon real and/or personal property acquired (by purchase, construction, foreclosure, deed in lieu of foreclosure or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all or a part of the cost (including the cost of construction) of such property or improvements thereon; PROVIDED that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired and improvements thereon;

                 (i) mortgages on property securing indebtedness in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation such debt secured by such mortgages in connection with pollution control, industrial revenue or similar financings) or incurred to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                 (j) Liens securing Indebtedness owed to the Borrower or to any Wholly Owned Subsidiary of the Borrower;

                 (k) Liens (i) upon the receivables and inventory of the Borrower or any of its Subsidiaries to secure Indebtedness resulting from financings of such receivables and inventory in an aggregate amount not greater than $800,000,000 less the aggregate amount of Indebtedness that is secured pursuant to clause (ii) below, provided that the terms of such Indebtedness do not provide for any recourse to the Borrower or any Material Subsidiary (except to the extent of breaches of representations and warranties of the Borrower or any of its Subsidiaries in connection with such financings and other recourse customary in connection with "OFF-BALANCE SHEET" financings) and (ii) upon the property of the Borrower to secure Indebtedness of the Borrower in an aggregate amount not greater than $250,000,000;

                 (l) additional Liens upon real and/or personal Property, provided that the aggregate outstanding principal amount of the Indebtedness (other than Indebtedness as defined in subsection (f) of the definition thereof which has not been assumed by the Borrower or any of its Subsidiaries and where the Lien relates to property acquired by the Borrower or any of its Subsidiaries in satisfaction, in whole or in part, of indebtedness to the Borrower or any of its Subsidiaries, in the ordinary course of business) or liabilities secured thereby shall not exceed $250,000,000 at any time;

                 (m) any extension, renewal or replacement of the foregoing; provided, however, that, except to the extent otherwise permitted by
         Section 5.06 (including Section 5.06(l)), the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property or improvements on such property or other property of equivalent value); and

                  (n) Liens upon real and/or personal property owned at the date hereof by WCI or LW Real Estate Investments, L.P.

         SECTION 5.07. CONSOLIDATED LEVERAGE RATIO. The Borrower's Consolidated Leverage Ratio will not at any time (a) during the period from the Closing Date to and including June 30, 1995, exceed 4.0 to 1; (b) during the period from and including July 1, 1995 to and including December 31, 1995, exceed 3.75 to 1;
(c) during the period from and including January 1, 1996 to and including December 31, 1996, exceed 3.3 to 1; or (d) after December 31, 1996, exceed 3.0 to 1.

         SECTION 5.08. CONSOLIDATED COVERAGE RATIO. The Borrower's Consolidated Coverage Ratio for any period of four consecutive fiscal quarters, which period ends on or after the date hereof, measured at the end of each fiscal quarter shall not be less than the ratio set forth below opposite the period during which such quarter ends:

       Period                                                       Ratio
       ------                                                       -----
From the Closing Date to September 30, 1995                         2.25 to 1

After September 30, 1995                                            2.50 to 1

         SECTION 5.09. MINIMUM CONSOLIDATED NET WORTH. (a) The Borrower will not permit its Consolidated Net Worth at any date to be less than that set forth below opposite the period during which such date occurs:

       Period                                                       Amount
       ------                                                       ------
Closing Date to and
  including June 30, 1995                                           $750,000,000

July 1, 1995 to and
  including  September 30, 1995                                     $850,000,000


October 1, 1995 to and
  including March 31, 1996                                        $1,000,000,000


         (b) The Borrower will not permit its Consolidated Net Worth at any date after March 31, 1996 (each such date of determination pursuant to this paragraph (b) being referred to herein as the "DETERMINATION DATE") to be less than (i) $1,000,000,000 plus (ii) for each full fiscal quarter commencing after December 31, 1995 and ending prior to the Determination Date, one half the amount of the excess (if any) of (x) the amount of Consolidated Net Income (if positive) for each such fiscal quarter over (y) the amount of all dividends (other than dividends paid in common stock of the Borrower) paid by the Borrower during each such fiscal quarter.

         SECTION 5.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly enter into any material transaction with any Affiliate of the Borrower except on terms at least as favorable to the Borrower or such Subsidiary as it could obtain on an arm's-length basis.

         SECTION 5.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans hereunder solely to replace the Existing Credit Agreement, to provide working capital and for other general corporate purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G and U and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); PROVIDED that neither any of the Agents nor any Lender shall have any responsibility as to the use of any of such proceeds.

         SECTION 5.12. FISCAL YEAR. The Borrower shall not change its fiscal year.


ARTICLE VI. EVENTS OF DEFAULT

         In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

                 (a) the Borrower shall default in the payment when due of any principal of any Loan; or the Borrower shall default in the payment when due of any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement, any Fee or any other amount payable by it hereunder or under any other Loan Document and such default shall continue unremedied for a period of five Business Days;

                 (b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof (or thereof), shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect;

                 (c) the Borrower shall default in the performance of any of its obligations under Section 5.01(f), Section 5.05 through 5.09 (inclusive) or Section 5.11; or the Borrower shall default in the performance of any of its other obligations under this Agreement and such default shall continue unremedied for a period of 15 days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent);

                 (d) the Borrower or any Subsidiary shall (i) fail to pay at maturity any Indebtedness (other than Indebtedness as defined in subsection (f) of the definition thereof which has not been assumed by the Borrower or any of its Subsidiaries and where the Lien relates to property acquired by the

         Borrower or any of its Subsidiaries in satisfaction, in whole or in part, of indebtedness to the Borrower or any of its Subsidiaries, in the ordinary course of business of WFSI, any of its Subsidiaries, Financial Services or WCI) in an aggregate amount in excess of $100,000,000, or (ii) fail to make any payment (whether of principal, interest or otherwise), regardless of amount, due in respect of, or fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing, any such Indebtedness in excess of $100,000,000 if the effect of any failure referred to in this clause (ii) (x) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or (y) has caused such Indebtedness to become due prior to its stated maturity (it being agreed that for purposes of this paragraph (d) only (other than subclause(ii)(x) of this paragraph
         (d)), the term "INDEBTEDNESS" shall include obligations under any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging agreement and that the amount of any person's obligations under any such agreement shall be the net amount that such person could be required to pay as a result of a termination thereof by reason of a default thereunder);

                 (e) the Borrower or any of its Material Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as such debts become due;

                 (f) the Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

                 (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Material Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

                 (h) a final judgment or judgments for the payment of money in excess of $100,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower and/or any of its Material Subsidiaries and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                 (i) an event or condition specified in Section 5.01(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the good faith opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the good faith determination of the Required Lenders, a Material Adverse Effect; or

                 (j) a Change of Control shall have occurred or, with respect to any period of 25 consecutive calendar months (whether commencing before or after the date of this Agreement), individuals who were directors of the Borrower on the first day of such period or who were nominated by such directors shall no longer occupy a majority of the seats (other than vacant seats) on the board of directors of the Borrower (excluding by reason of the death or retirement of any director);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of or all the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future LC Disbursements; and in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Borrower shall be required to deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VII. THE AGENTS

         In order to expedite the transactions contemplated by this Agreement, the Agents are hereby appointed to act as Agents and Chemical Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and the Issuing Banks hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and the LC Disbursements and all other amounts due to the Lenders and Issuing Banks hereunder, and promptly to distribute to each Lender and Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

         Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Agent, any other Lender or Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders and the Issuing Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint from the Lenders a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank, which successor shall be acceptable to the Borrower (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans made by them and their LC Exposure hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not Agents, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if they were not Agents.

         Each Lender and Issuing Bank agrees (i) to reimburse the Administrative Agent in the amount of its pro rata share (based on its Standby Commitment hereunder or, if the Standby Commitments hereunder have been terminated, based on its outstanding Loans (and participations therein) and LC Exposure hereunder) of any reasonable, out-of-pocket expenses incurred for the benefit of the Lenders or the Issuing Banks by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender or Issuing Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

         Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         None of the Co-Agents shall have any duties or responsibilities hereunder in its capacity as a Co-Agent.


ARTICLE VIII. MISCELLANEOUS

         SECTION 8.01. NOTICES. Notices and other communications provided for herein shall be in writing (or, where permitted to be made by telephone, shall be confirmed promptly in writing) and shall be delivered by hand or overnight courier service, mailed or sent by telecopier as follows:

                 (a) if to the Borrower, to it at Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, Attention of Executive Vice President, Finance and Chief Financial Officer (Telecopy No.
         (412) 642-5641);

                 (b) if to the Administrative Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of James Treger (Telecopy No.
         (212) 270-7138), and with a copy to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Barbara Clemens (Telecopy No. (212) 622-0002);

                 (c) if to any Issuing Bank, to it at the address for notices specified in the applicable Issuing Bank Agreement;

                 (d) if to a Lender or Co-Agent, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

                 (e) if to a Designated Bidder, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered by such Designated Bidder.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or, if permitted by the terms hereof and if promptly confirmed in writing, by telephone, or on the date five Business Days after dispatch by registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 8.01.

         SECTION 8.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement, any other Loan Document or any Letter of Credit is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 8.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right (other than through transactions referred to in and permitted by Section 5.05(C)) to assign its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

         SECTION 8.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Co-Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Standby Commitment, Swingline Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an affiliate of such Lender (other than if at the time of such assignment, such Lender or affiliate would be entitled to require the Borrower to pay greater amounts under Section 2.20(a) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), the Borrower, the Administrative Agent, each Swingline Lender and each Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) after giving effect to any such assignment and to all assignments under the Facility A Credit Agreement to be made on such date, the Applicable Percentage of each assigning Lender and assignee Lender shall be equal to the Applicable Percentage (as defined in the Facility A Credit Agreement) of such assigning Lender and assignee Lender, respectively, (iii) other than in the case of an assignment to a Lender or an affiliate of such Lender, the amount of the Commitments of the assigning Lender subject to each such assignment, when added to the amount of the Commitments (as defined in the Facility A Credit Agreement) assigned on such date by such assigning Lender pursuant to the Facility A Credit Agreement, (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000, (iv) the assignor and assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 8.04, from and after the effective date specified in each

Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (or any lesser period to which the Administrative Agent and the Borrower may agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.20 and 8.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Standby Loans, Competitive Loans and Swingline Loans, if any, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial state ments delivered pursuant to Sections 3.02 and 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Co-Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Administrative Agent, each Swingline Lender and each Issuing Bank to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

         (f) Each Lender may without the consent of the Borrower or the Agents sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.20 to the same extent as if they were Lenders (provided that additional amounts payable to any Lender pursuant to Section 2.20 shall be determined as if such Lender had not sold any such participations) and (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or LC Disbursements, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or LC Disbursements or LC Fees or changing or extending the Commitments).

        (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a Confidentiality Agreement whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information. It is understood that confidential information relating to the Borrower would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

        (h) Notwithstanding the limitations set forth in paragraph (b) above, any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Borrower, the Administrative Agent, any Swingline Lender or any Issuing Bank; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder (other than through transactions referred to in and permitted by Section 5.05(C)) without the prior consent of all the Lenders.

         SECTION 8.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and negotiation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Administrative Agent or any Lender or Issuing Bank in connection with the enforcement or protection of the rights of the Agents, the Lenders or the Issuing Banks under this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Agent, Lender or Issuing Bank.

         (b) The Borrower agrees to indemnify each Agent, each Lender, each Issuing Bank and each of their respective directors, officers, employees, agents and controlling persons (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement and any amendments thereto, any Letter of Credit or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or other extensions of credit hereunder or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee, (y) result from any unexcused breach by such Indemnitee of its obligations hereunder or (z) result from disputes among the Indemnitees not involving the Borrower.

         (c) The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Administrative Agent or Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

         SECTION 8.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender which shall be due and payable. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 8.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS AND PRINCIPLES OF SUCH STATE.

         SECTION 8.08. WAIVERS; AMENDMENT. (a) No failure or delay of any Agent, any Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or date for the payment of any interest on any Loan or LC Disbursement or LC Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or the Facility Fee, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment of any Lender or decrease the Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section, the definition of "Required Lenders" or any provision hereof that requires the consent of each Lender, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lenders or the Issuing Banks hereunder in such capacity without the prior written consent of the Administrative Agent, the Swingline Lenders or the Issuing Banks, as the case may be.

         SECTION 8.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 8.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

         SECTION 8.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

         SECTION 8.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 8.16. ISSUING BANKS. Notwithstanding any other provision of this Agreement to the contrary, each Issuing Bank, by its execution of the applicable Issuing Bank Agreement, will become a party to this Agreement and will thereafter have all the rights and obligations of an Issuing Bank hereunder.

         SECTION 8.17. DESIGNATED BIDDERS. Each Lender shall have the right from time to time, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to designate one or more Eligible Designees to submit Competitive Bids (in addition to any Competitive Bids submitted by such Lender) pursuant to Competitive Bid Requests made under Section 2.03. Upon (i) the execution by any such Eligible Designee of a Designation Agreement and the acceptance thereof by the Borrower and the Administrative Agent, (ii) the execution and delivery by such Eligible Designee to the Borrower of a Confidentiality Agreement, and (iii) the delivery by such Eligible Designee to the Administrative Agent of an Administrative Questionnaire, such Eligible Designee shall become a Designated Bidder for purposes of this Agreement and shall have the right to submit Competitive Bids and, in the event such Competitive Bids are accepted, to make Competitive Loans. As to any Competitive Loan made by it, each Designated Bidder shall have all the rights and be subject to all obligations a Lender making such Loan would have had under this Agreement and otherwise (including all rights to receive information required to be provided by the Borrower hereunder); PROVIDED that (i) all voting and consensual rights under this Agreement in respect of such Competitive Loan shall be exercised solely by the Designating Lender, and (ii) no Designated Bidder shall be entitled to recover a greater amount under Section 2.13 or 2.20 than the Designating Lender would have been entitled to recover had such Loan been made by it. In the event the Commitment of any Designating Lender shall be terminated and its outstanding Loans assigned or prepaid pursuant to Section 2.21 or otherwise, all Designated Bidders designated by such Designating Lender shall cease to be Designated Bidders (but shall retain their rights hereunder with respect to Competitive Loans at the time outstanding).

         SECTION 8.18. CONFIDENTIALITY. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at the request of the Borrower (except as provided below or if such Lender is required to retain any Information (as defined below) pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to the Borrower or destroy the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, affiliates and representatives as need to know such Information in connection with such Lender's participation in this Agreement, each of whom shall be informed by such Lender of the confidential nature of the Information and shall agree to be bound by the terms of this
Section 8.18; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any governmental authority or agency having jurisdiction over such Lender; provided, however, that prior to such disclosure a written opinion of counsel to such Lender shall be provided to the Borrower to such effect (except that no opinion will be required for disclosure to bank regulators or examiners in accordance with customary banking practices or if the provision of such opinion would violate applicable law); (iii) to the extent such Information (A) becomes publicly available other that as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 8.18 or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this
Section 8.18; (iv) as permitted by Section 8.04(g); or (v) to the extent the Borrower shall have consented to such disclosure in writing. As used in this
Section 8.18, "INFORMATION" shall mean any materials, documents or information furnished by or on behalf of the Borrower in connection with this Agreement designated by or on behalf of the Borrower as confidential.

         (b) Each Lender (i) agrees that, except to the extent the conditions referred to in subclauses (A), (B) or (C) of clause (iii) of paragraph (a) above have been met and as provided in paragraph (c) below, (a) it will use the Information only in connection with its participation in this Agreement and (B) it will not use the Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States and (ii) understands that breach of this Section 8.18 might seriously prejudice the interest of the Borrower and that the Borrower is entitled to equitable relief, including an injunction, in the event of such breach.

         (c) Notwithstanding anything to the contrary contained in this Section 8.18, each Lender shall be entitled to retain all Information for so long as it remains a Lender to use solely for the purposes of servicing the credit and protecting its rights with respect hereto.

         SECTION 8.19. TERMINATION OF EXISTING CREDIT AGREEMENT. Each Lender that is a party to the Existing Credit Agreement hereby waives the three-day notice requirement to terminate the commitments under the Existing Credit Agreement and consents to the delivery of such notice at the closing of this Agreement.

         IN WITNESS WHEREOF, the Borrower, the Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            WESTINGHOUSE ELECTRIC CORPORATION,

                                            by
                                              ---------------------------------
                                              Name:
                                              Title:


                                              CHEMICAL BANK, individually and
                                               as Administrative Agent,

                                              by
                                                -------------------------------
                                                Name:
                                                Title:

                                        ABN AMRO BANK N.V., individually and as
                                        Co-Agent,

                                         by  ___________________________________
                                             Name:
                                             Title:

                                          BANK OF MONTREAL, individually and as
                                            Co-Agent,

                                            by
                                               ------------------------
                                               Name:
                                               Title:

                                    BANK OF NEW YORK, individually and as
                                    Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE BANK OF NOVA SCOTIA, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    BARCLAYS BANK PLC, individually and as
                                    Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    CITIBANK, N.A., individually and as
                                    Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    CONTINENTAL BANK, individually and as
                                    Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    CREDIT SUISSE, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                    individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    DEUTSCHE BANK AG NEW YORK BRANCH
                                    AND/OR CAYMAN ISLANDS BRANCH,
                                    individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:


                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE FUJI BANK, LIMITED, NEW YORK
                                    BRANCH, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, NEW YORK BRANCH, individually
                                    and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    LTCB TRUST COMPANY, individually and as
                                    Co-Agent

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    MELLON, BANK, N.A., individually and as Co-
                                    Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE MITSUBISHI BANK, LIMITED--NEW
                                    YORK BRANCH, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    NATIONSBANK N.C., N.A., individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    SANWA BANK LIMITED, individually and as
                                    Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    SOCIETE GENERALE, individually and as Co-
                                    Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE SUMITOMO BANK, LIMITED, individually and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE TORONTO-DOMINION BANK, individually
                                    and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    UNION BANK OF SWITZERLAND, individually
                                    and as Co-Agent,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    BANKERS TRUST COMPANY,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    ROYAL BANK OF CANADA,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    SHAWMUT BANK CONNECTICUT, N.A.,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    BANQUE PARIBAS,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE TOKAI BANK, LIMITED--NEW YORK
                                    BRANCH,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    ARAB BANKING CORPORATION,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    BANK BRUSSELS LAMBERT NEW YORK
                                    BRANCH,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    BANK OF HAWAII,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE BANK OF TOKYO TRUST COMPANY,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    FIRST INTERSTATE BANK OF CALIFORNIA,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE FIRST NATIONAL BANK OF
                                    MARYLAND,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    ISTITUTO BANCARIO SAN PAOLO DI
                                    TORINO SPA,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    MITSUI TRUST BANK (U.S.A.),

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE SUMITOMO TRUST & BANKING CO.
                                    LTD., NEW YORK BRANCH,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                    THE YASUDA TRUST AND BANKING
                                    COMPANY LIMITED--NEW YORK BRANCH,

                                    by  ___________________________________
                                        Name:
                                        Title:

                                                                   EXHIBIT A-1


                        FORM OF COMPETITIVE BID REQUEST

Chemical Bank, as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention:

                                                                     [Date]

Dear Sirs:

                 The undersigned, Westinghouse Electric Corporation (the "Borrower"), refers to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

                 (A)      Date of Competitive Borrowing
                          (which is a Business Day)

                 (B)      Principal Amount of
                          Competitive Borrowing 1/

                 (C)      Interest rate basis 2/

                 (D)      Interest Period and the last




- ---------------------
      1/ Not less that $25,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

      2/ Eurodollar Loan or Fixed Rate Loan.

                          day thereof  3/

                 Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02(b) and (c) of the Credit Agreement have been satisfied.

                                                   Very truly yours,

                                                   WESTINGHOUSE ELECTRIC
                                                   CORPORATION,



                                                   by_______________________
                                                     Title:  [Responsible
                                                               Officer]





- ---------------------
      3/ Which shall be subject to the definition of "Interest
Period" and end not later than the Maturity Date.

                                                                   EXHIBIT A-2


                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]
New York, New York

Attention:

                                        [Date]

Dear Sirs:

                 Reference is made to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation (the "Borrower"), the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the
Credit Agreement. The Borrower made a Competitive Bid Request on             ,
19 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. 1/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

                 (A)      Date of Competitive Borrowing

                 (B)      Principal amount of
                          Competitive Borrowing

                 (C)      Interest rate basis


      1/ The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later then 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing.

                 (D)  Interest Period and the last
                      day thereof

                                                   Very truly yours,

                                                   CHEMICAL BANK, as
                                                   Administrative Agent,



                                                   By________________________
                                                        Title:

                                                                   EXHIBIT A-3



                            FORM OF COMPETITIVE BID


Chemical Bank, as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention:
                                                                     [Date]
Dear Sirs:

                 The undersigned, [Name of Lender], refers to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation (the "Borrower"), the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in
response to the Competitive Bid Request made by the Borrower on             ,
19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

                 (A)      Principal Amount 1/

                 (B)      Competitive Bid Rate 2/

                 (C)      Interest Period and last
                          day thereof





                1/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

                2/  i.e. , LIBO Rate + or -   %, in the case of Eurodollar
Loans or    %, in the case of Fixed Rate Loans.

                 The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower on the requested date of the Competitive Bid Borrowing upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                                   Very truly yours,

                                                   [NAME OF LENDER],



                                                   by______________________
                                                            Title:

                                                                   EXHIBIT A-4


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, NY 10017

Attention:  [       ]

                                                                   [Date]

Dear Sirs:

                 The undersigned, Westinghouse Electric Corporation (the "Borrower"), refers to the Three-year Competitive Advance and Revolving Credit Facility dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent for the Lenders.

                 In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated _________________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:



Principal Amount            Fixed Rate/Margin          Lender
- ----------------            -----------------          ------

$                            [%] [+/-.  %]
$

We hereby reject the following bids:

Principal Amount            Fixed Rate/Margin          Lender
- ----------------            -----------------          ------

$                            [%] [+/-.  %]
$

The $          should be deposited in Chemical Bank account number [     ] on
[date].

                                                   Very truly yours,

                                                   WESTINGHOUSE ELECTRIC
                                                   CORPORATION,

                                                     by______________________
                                                       Name:
                                                       Title:

                                                                   EXHIBIT A-5


                       FORM OF STANDBY BORROWING REQUEST


Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, NY 10017

Attention:

                                                                       [Date]

Dear Sirs:

                 The undersigned, Westinghouse Electric Corporation (the "Borrower"), refers to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

                 (A)      Date of Standby Borrowing
                          (which is a Business Day)

                 (B)      Principal Amount of
                          Standby Borrowing 1/

                 (C)      Interest rate basis 2/




- -------------------
      1/ Not less than $50,000,000 in the case of Eurodollar Loans or CD Loans and $25,000,000 in the case of ABR Loans (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

      2/ Eurodollar Loan, CD Loan or ABR Loan.

                 (D)      Interest Period and the last
                          day thereof  3/

                 Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02(b) and
(c) of the Credit Agreement have been satisfied.

                                                   Very truly yours,

                                                   WESTINGHOUSE ELECTRIC
                                                   CORPORATION,


                                                     by______________________
                                                       Title:




- -----------------
      3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

[LOGO]

Chemical Bank
140 East 46th Street
New York, NY  10017-3762
212-622-0001
Fax 212/622-0002
Telex 353006 ABSC NYK


                         WESTINGHOUSE ELECTRIC CORPORATION
                           ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Barbara Clemens at Chemical Bank as soon as possible.

    FAX Number:    212-622-0854

LEGAL NAME TO APPEAR IN DOCUMENTATION:
- --------------------------------------

- ------------------------------------------------------------------------------
GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
- ----------------------------------------------
Institution Name:
                   -----------------------------------------------------------
Street Address:
                   -----------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
- ------------------------------------------------
Institution Name:
                   -----------------------------------------------------------
Street Address:
                   -----------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------

CONTRACTS/NOTIFICATION METHODS:
- -------------------------------
CREDIT CONTACTS:

Primary Contact:
                  ------------------------------------------------------------
Street Address:
                  ------------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------
Phone Number:
               ---------------------------------------------------------------
FAX Number:
                  ------------------------------------------------------------

Backup Contact:
                  ------------------------------------------------------------
Street Address:
                  ------------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------
Phone Number:
               ---------------------------------------------------------------
FAX Number:
                  ------------------------------------------------------------

TAX WITHHOLDING:
- ----------------
    Non Resident Alien _______ Y* _______ N
    * Form 4224 Enclosed
    Tax ID Number

CONTACTS/NOTIFICATION METHODS:
- ------------------------------
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact:
          ---------------------------------------------------------------------
Street Address:
                  ------------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------
Phone Number:
               ---------------------------------------------------------------
FAX Number:
                  ------------------------------------------------------------

BID LOAN NOTIFICATION:
- ----------------------
Street Address:
                  ------------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------
Phone Number:
               ---------------------------------------------------------------
FAX Number:
                  ------------------------------------------------------------

PAYMENT INSTRUCTIONS:
- ---------------------
Name of Bank where funds are to be transferred:

    --------------------------------------------------------------------------
Routing Transit/ABA Number of Bank where funds are to be transferred:

    --------------------------------------------------------------------------
Name of Account, if applicable:

    --------------------------------------------------------------------------
Account Number:
                 -------------------------------------------------------------
Additional Information:
                         -----------------------------------------------------
- ------------------------------------------------------------------------------

MAILINGS:
- ---------
Please specify who should receive financial information:
Name:
       -----------------------------------------------------------------------
Street Address:
                  ------------------------------------------------------------
City, State, Zip Code:
                        ------------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will fax them a copy of the questionnaire. If you have any questions, please call at 212-622-0484.

                                                                     EXHIBIT C

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (the "Credit Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

                 The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Effective Date [and Competitive Loans], Swingline Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 8.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 2.20(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the

                                                                              3
Credit Agreement and (iii) a processing and recordation fee of $3,500.

                 This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made within such State, without regard to conflicts of law provisions and principles of such State.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):


                                                             Percentage
                                                             Assigned of
                                                             Facility/Commit-
                                                             ment (set forth,
                                                             to at least 8
                             Principal Amount                decimals, as a
                             Assigned (and                   percentage of
                             identifying                     the Facility and
                             information as                  the aggregate
                             to individual                   Commitments of
                             Competitive                     all Lenders
Facility                     Loans)                          thereunder
- --------                     --------------                  ---------------

Standby
Commitment
Assigned                     $                                              %

Standby Loans:

Competitive Loans:

Swingline Commitment
Assigned:

Swingline Loans:


Fee Assigned (if
any):


The terms set forth above and on the
reverse side hereof are hereby agreed to:



                                  Accepted */

_______________ ,as Assignor      WESTINGHOUSE ELECTRIC
                                  CORPORATION


By:_________________________      By:__________________________
       Name:                             Name:
       Title:                            Title:

                                  Acknowledged */

______________, as Assignee       CHEMICAL BANK, as administrative agent


By:_________________________      By:__________________________
       Name:                             Name:
       Title:                            Title:




- ----------------
      */ To be completed only if consents are required under Section 8.04(b).

                                                                     EXHIBIT D


                                   [FORM OF]
                           CONFIDENTIALITY AGREEMENT

                               ____________, 199_


Westinghouse Electric Corporation
Westinghouse Building
[Gateway Center]
Pittsburgh, Pennsylvania  15222
Attention of [Executive Vice President,
Finance and Chief Financial Officer]

Ladies and Gentlemen:

                 Reference is made to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation (the "Borrower"), the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

                 In connection with the proposed assignment or participation of certain interests in the Facility to us pursuant to Section 8.04 of the Agreement, we may receive information furnished by or on behalf of the Borrower and designated by or on behalf of the Borrower as confidential (the "Information").


                 We understand that improper use or disclosure of the Information might violate applicable Federal and state securities laws (including Rule 10b-5 under the Securities Exchange Act of 1934, as amended) and seriously prejudice the interests of the Borrower and that the Borrower is entitled to rely on the promises made herein and to equitable relief, including an injunction, in the event of our breach. Accordingly, we agree to keep confidential and not to disclose (and to cause our officers, directors, employees, agents, affiliates and representatives to keep confidential and not to disclose) and, at your request (except as provided below), promptly to return to you or destroy the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose Information and shall agree to be bound by the terms of this Confidentiality Agreement; (i) to such of our officers, directors, employees, agents and representatives as need to know such Information in connection with the proposed assignment or participation referred to above, each of whom shall be informed by us of the confidential nature of the Information and shall agree to be bound by the terms of this Confidentiality Agreement; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any governmental authority or agency having jurisdiction over us; provided , however , that prior to such disclosure a written opinion of counsel to us shall be provided to you to such effect (except that no opinion will be required for disclosure to bank regulators or examiners in accordance with customary banking practices or if the provision of such opinion would violate applicable law); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of the Agreement or this Confidentiality Agreement, (B) becomes available to us on a non-confidential basis from a source other than a party to the Agreement or any other party bound by an agreement similar to this Confidentiality Agreement or (C) was available to us on a non-confidential basis prior to its disclosure to us by a party to the Agreement or any other party bound by an agreement similar to this Confidentiality Agreement; or (iv) to the extent the Borrower shall have consented to such disclosure in writing.

                 We further agree that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) above have been met and as provided in the last paragraph of this letter, (a) we will use the Information only in connection with our possible participation in the Facility and (b) we will not use the Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States.

                 Notwithstanding anything to the contrary contained above, if we shall purchase an assignment of or a participation in the rights of any Lender under the Agreement, we shall be entitled to retain all Information to use solely for the purposes of servicing our credit and protecting our rights with regard thereto.

                                   Name of Recipient:

                                   By:

                                   Title:

                                   Institution:

                                   Date:

                                                                    EXHIBIT E


                                   [FORM OF]
                             DESIGNATION AGREEMENT

                                __________, 199_


                 Reference is made to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation (the "Borrower"), the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

                 1. The undersigned Lender (the "Designating Lender") hereby designates the undersigned Eligible Designee (the "Designee") to have the right, subject to Section 8.17 of the Credit Agreement, to submit Competitive Bids pursuant to Competitive Bid Requests made under Section 2.03 of the Credit Agreement, and the Designee hereby accepts such designation.

                 2. The Designating Lender makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or(ii) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.


                 3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.02 or delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative

Agent, the Co-Agents, the Designating Lender or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it pursuant to
Section 8.17 thereof; and (vi) agrees that the Borrower shall be a third-party beneficiary of this Agreement.

                 4. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.


The terms set forth above
are hereby agreed to:                   Accepted:


                                        CHEMICAL BANK, as
                                        Administrative Agent

as Designating Lender

By:________________                     By:_______________________
          Name:                              Name:
          Title:                             Title:


                                        WESTINGHOUSE ELECTRIC
                                        CORPORATION

as Designee

By:________________                     By:_______________________
          Name:                               Name:
          Title:                              Title:

                                                                    EXHIBIT F

                  [Form of Opinion of Louis J. Briskman, Esq.,
                   Senior Vice President and General Counsel
                     of Westinghouse Electric Corporation]

                               August [   ], 1994


Chemical Bank, as Administrative Agent,
and each of the Lenders and Co-Agents
party to the Credit Agreement referred to below
270 Park Avenue
New York, NY 10017

Gentlemen:

                 I am Senior Vice President and General Counsel of Westinghouse Electric Corporation (the "Company") and in such capacity have represented the Company in connection with the Three-year Competitive Advance and Revolving Credit Facility Agreements dated as of August 5, 1994, among the Company, a Pennsylvania corporation, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent (the "Credit Agreement") . This opinion is rendered to you pursuant to Section 4.01(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

                 In rendering the opinions expressed below, I have examined, either personally or indirectly through lawyers who report to me or through other counsel, the originals or conformed copies of such corporate records, agreements and instruments of the Company and its Material Subsidiaries, certificates of public officials and of officers of the Company and its Material Subsidiaries, and such other documents and records as I have deemed appropriate as a basis for the opinions hereinafter expressed.

                 Based upon the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the necessary corporate power to make and perform the Credit Agreement and to borrow under each Credit Agreement. To my knowledge, each of the Company and its Material Subsidiaries is qualified to do business in all jurisdictions where failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

                 2. The making and performance and other extensions of credit by the Company of the Credit Agreement and the borrowings thereunder have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any order, writ, injunction or decree of any court or Governmental Authority or any provision of the Company's articles of incorporation or by-laws or, to my knowledge, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of the revenues or assets of the Company or any of its Material Subsidiaries pursuant to, any material agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which any of them is bound. The Credit Agreement has been duly executed and delivered by the Company effective as of the date hereof.

                 3. If, contrary to the agreement of the parties, the Credit Agreement was held to be governed by the laws of the Commonwealth of Pennsylvania, without regard to the application of conflict or choice of law provisions, each Credit Agreement, as applicable, would constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that I express no opinion as to Section 2.17 of each of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation.

                 4. Except as disclosed in the Exchange Act Report or otherwise disclosed in writing to the Lenders prior to the date hereof, as of the date hereof there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or, to the best of my knowledge, threatened against the Company or any of its Material Subsidiaries which has resulted or would result, if determined adversely to the Company or such Material Subsidiary, in a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

                 5. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Company of the Credit Agreement.

                 6. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 7. The Company is not subject to regulation as a "holding company," subject to regulation as an "affiliate" of a "holding company," or subject to regulation as a "subsidiary company" of a "holding company," under the Public Utility Holding Company Act of 1935, as amended.

                 The foregoing opinions are subject to the following qualifications:

                 1. I express no opinion as to any matter involving any choice of law or conflict of laws or as to the effect on matters covered by this opinion of the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the United States of America.

                 2. My opinions as to enforceability are based on the assumption that each of the Credit Agreement has been duly and validly executed and delivered by each of the other required parties thereto, and that the Credit Agreement is the legal and valid agreement of and binding on each of said parties in accordance with its terms.

                 3. These opinions are based on current law and facts and circumstances. I am not assuming an obligation to revise or supplement this letter should applicable law or the existing facts and circumstances change.

                 I am a member of the bar of the Commonwealth of Pennsylvania. In rendering this opinion, I do not hold myself out to be an expert on or personally familiar with or qualified to express a legal opinion on matters with respect to the laws of any jurisdiction other than the laws of the

Commonwealth of Pennsylvania and the United States of America, and my opinion is limited to the laws of Pennsylvania and the United States of America.

                 This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion is not to be used or relied upon by any other party and may not be disclosed, quoted in whole or in part, or referred to, nor is it to be filed with any governmental agency or other person, without my prior written consent except as required by law.


                                                   Very truly yours,


                                                   Louis J. Briskman

                                                                    EXHIBIT G

                      FORM OF SWINGLINE BORROWING REQUEST


Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, NY 10017

Attention:

                                                                      [Date]

Dear Sirs:

                 The undersigned, Westinghouse Electric Corporation (the "Borrower"), refers to the Three-year Competitive Advance and Revolving Credit Facility Agreement dated as of August 5, 1994 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.22 of the Credit Agreement that it requests a Swingline Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swingline Borrowing is requested to be made:

                 (A)      Date of Swingline Borrowing
                          (which is a Business Day)

                 (B)      Principal Amount of
                          Swingline Borrowing  1 /

                 Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the





      1/ Not less than $5,000,000 or greater than the Swingline Commitments then available.

conditions to lending specified in Section 4.02(b) and (c) of the Credit Agreement have been satisfied.

                                               Very truly yours,

                                               WESTINGHOUSE ELECTRIC
                                               CORPORATION,

                                                 by
                                                   -----------------------
                                                    Title: